UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010 (April 30, 2010)
______________

LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
103 Powell Court, Suite 200 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 372-8500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On May 3, 2010, LifePoint Hospitals, Inc. (the "Company") issued a press release announcing that it had agreed to purchase Sumner Regional Health Systems (SRHS).  The Company entered into an Asset Purchase Agreement with SRHS on Friday, April 30, 2010.

On April 30, 2010, SRHS filed for Chapter 11 bankruptcy protection in the Middle District of Tennessee Bankruptcy Court.  The proposed transaction will take place pursuant to Section 363 of the United States Bankruptcy Code and will be governed by a court-directed bidding process.

If the purchase agreement is approved, its conditions satisfied and approved by the bankruptcy court, it is expected that the transaction will be completed over the summer.

The purchase price for the proposed transaction is $145 million plus working capital.

The Company also noted that it would review its previous earnings guidance issued in February 2010 if the Company is successful in acquiring SRHS in the bankruptcy proceeding.

See the press release attached as Exhibit 99.1.

Also on May 3, 2010, the Company issued a press release announcing the completion of its acquisition of Clark Regional Medical Center (CRMC) in Winchester, Kentucky.

See the press release attached as Exhibit 99.2.

Item 9.01.   Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None required

(b)	Pro forma financial information.

None required

(c)	Shell company transactions.

None required

(d)	Exhibits.

	99.1	Copy of press release issued by the Company on May 3, 2010, announcing the proposed purchase of Sumner Regional Health Systems.
	99.2	Copy of press release issued by the Company on May 3, 2010, announcing the completion of the acquisition of Clark Regional Medical Center.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 3, 2010	LIFEPOINT HOSPITALS, INC.

		By:	/s/ Paul D. Gilbert

Paul D. Gilbert
Executive Vice President
and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Copy of press release issued by the Company on May 3, 2010, announcing the proposed purchase of Sumner Regional Health Systems.

99.2	Copy of press release issued by the Company on May 3, 2010, announcing the completion of the acquisition of Clark Regional Medical Center.